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                                                                Exhibit 10.5

                                    EXHIBIT A

                             BOX HILL SYSTEMS CORP.

                             1995 INCENTIVE PROGRAM

                             AS AMENDED AND RESTATED

                               AS OF JULY 3, 1997


                  The 1995 Incentive Program (the "Program") provides for the grant to officers, directors and employees of Box Hill Systems Corporation and its direct and indirect subsidiaries (collectively, the "Company"), and certain consultants to the Company, certain rights to acquire shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company believes that this Program will cause those persons to contribute materially to the growth and success of the Company, thereby benefitting its stockholders.

                  1.       ADMINISTRATION.

                  The Program shall be administered and interpreted by the Board of Directors of the Company or by one or more Committees appointed by the Board of Directors of the Company from among its members (the "Plan Administrator"). The Board of Directors may appoint different Committees to handle different duties under the Program. The Plan Administrator's decisions shall be final and conclusive with respect to the interpretation and administration of the Program and any Grant made under it.

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                  2.       OPTIONS.

                  Incentives under the Program shall consist of incentive stock options and non-qualified stock options (collectively the "Options"). All Options shall be subject to the terms and conditions set out herein and to such other terms and conditions consistent with this Program as the Plan Administrator deems appropriate. The Plan Administrator shall approve the form and provisions of each Option. Options need not be uniform.

                  3.       ELIGIBILITY.

                  Options may be granted to any employee, officer, key executive, director, professional or administrator, consultant or advisor to the Company or any subsidiary of the Company selected by the Plan Administrator to receive Options under the Program (persons so selected, the "Optionee(s)").

                  4.       SHARES AVAILABLE FOR GRANT.

                  (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Common Stock (the "Shares") that may be issued or transferred under the Program is 725,000 Shares plus, (i) any Shares which are forfeited under the Program after the Program becomes effective; plus (ii) any Shares surrendered to the Company in payment of the exercise price of Options issued under the Program. The Shares may be authorized but unissued Shares or Treasury Shares. The number of Shares available for Options at any given time shall be reduced by the aggregate of all Shares previously issued or transferred pursuant to the Program plus the aggregate of all Shares which may become subject to issuance under then-outstanding Options.

                  (b) Adjustments Upon Changes in Capitalization or Other Events. Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split,

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recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of Shares available under the Program as to which Options may be granted (both in the aggregate and to any one Optionee), the number and class of Shares under each then-outstanding Stock Option and the Option Price per share of such options, shall be correspondingly adjusted by the Plan Administrator, such adjustments to be made in the case of outstanding Stock Options without change in the total price applicable to such options. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, or in which the Company will not be the surviving corporation, or in which the Company becomes a wholly-owned subsidiary of the new corporation, a holder of Options under the Program shall be entitled to options for that number of shares of stock in the new corporation which the Optionee would have received had the Optionee exercised all of the unexercised options available to the Optionee under the Program, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction. Thereafter, adjustments as provided above shall relate to the Options of the new corporation. Except as otherwise specifically provided in the Option, in the event of a Change in Control (as defined below), merger, consolidation, combination, reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than Common Stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or (b) such lesser percentage of the outstanding Common Stock which the Plan Administrator in its sole discretion determines will materially adversely affect the market value of

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the Common Stock after the tender or exchange offer, the Plan Administrator shall have the right, but not the obligation, in the exercise of its business judgment, prior to the shareowners' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all Options which are outstanding shall become immediately exercisable in full, without regard to any limitations of time, performance or amount otherwise contained in the Program or in the Options and/or (ii) determine that the Options shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to Options, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to outstanding Options shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the Optionee if the Option had been exercised in full prior to such transaction or expiration date and the Optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. For purposes of this
Section 4(b), "Change in Control" means (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

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Company representing 30% or more of the combined voting power of the Company's then outstanding securities without the approval of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this sentence) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and properties.


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                  5.       OPTION GRANTS.

                  The Plan Administrator may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), or non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended (collectively, "Stock Options"). The following provisions of this Section 5 shall apply to such Stock Options:

                  (a) Exercise of Option. An Optionee may exercise an Option by delivering a notice of exercise to the Company, either with or without accompanying payment of the option price (the "Option Price"). The notice of exercise, once delivered, shall be irrevocable.

                  (b) Satisfaction of Option Price. The Optionee shall pay the Option Price in cash or by delivering shares of Common Stock which have been owned by the Optionee for a minimum of six (6) months and which have a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and Shares. The Optionee shall pay the Option Price not later than thirty (30) days after the date of a statement from the Company following exercise setting forth the Option Price, Fair Market Value of Common Stock on the exercise date, the number of shares of Common Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Optionee fails to pay the Option Price within the thirty (30) day period, the Plan Administrator shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Common Stock upon exercise of an Option until the Option Price is fully paid.

                  (c) Share Withholding. With respect to any non-qualified option, the Plan Administrator may, in its discretion and subject to such rules as the Plan Administrator may adopt (including, without limitation, rules relating to minimum holding periods for Common Stock),

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permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of a non-qualified option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax. Notwithstanding the foregoing, as a condition of the grant of any Option to any officer or director of the Company subject to the reporting requirements (a "Reporting Person") of Section 16 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator shall require, upon the exercise of any Option by any Reporting Person, at a time when the Company shall be required to file periodic reports under Section 13 of the Exchange Act, that the number of shares of Common Stock otherwise issuable upon the exercise of such Option shall be reduced by the number of shares of Common Stock having an aggregate Fair Market Value equal to the amount of the Reporting Person's liability for any and all taxes required by law to be withheld.

                  (d) Price and Term. The Option Price per share, term and other provisions of Options Optioned under the Program shall be specified in the Option, as limited, in the case of Incentive Stock Options, by the provisions of
Section 5(e) below, if granted pursuant to such Section. In addition, the Plan Administrator may prescribe such other conditions as it may deem appropriate, which conditions shall be specified in the instrument of Option.

                  (e) Limits on Incentive Stock Options. The aggregate fair market value of the stock covered by Incentive Stock Options granted under the Program or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calender year shall not exceed $100,000. The aggregate Fair Market Value will be determined at the time of the grant. The period for exercise of an Incentive Stock

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Option shall not exceed ten (10) years from the date of the Option (or five years if the Optionee is also a 10% stockholder). The Option Price at which Common Stock may be purchased by the Optionee under an Incentive Stock Option shall be the Fair Market Value (or 110% of the Fair Market Value if the Optionee is a 10% stockholder) of the Common Stock on the date of the grant. Incentive Stock Options may only be granted to employees of the Company or any subsidiary or parent of the Company. Incentive Stock Options by their terms shall not be transferrable by the Optionee other than by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Optionee, only by the Optionee.

                  6.       AMENDMENT AND TERMINATION OF THE PROGRAM.

                  (a) Amendment. The Board of Directors of the Company may from time to time amend, alter, suspend or discontinue the Program, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section required by applicable law, rule or regulation, including Section 162(m) of the Code or, if the Common Stock is then listed or admitted for trading on any United States securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), any requirement for shareholder approval required under the rules of such exchange or NASDAQ, as the case may be; provided, however, that no amendment shall be made without shareholder approval if such amendment would (1) increase the maximum number of shares of Common Stock available for issuance under this Program (subject to Section 4(b)), (2) reduce the minimum Option Price, (3) effect any change inconsistent with Section 422 of the Code or (4) extend the term of this Program.

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                  (b) Termination of the Program. The Program shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

                  (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Program that occurs after an Option has been granted shall not result in the termination or amendment of the Option unless the Optionee consents or unless the Plan Administrator acts under Section 7(d). The termination of the Program shall not impair the power and authority of the Plan Administrator with respect to outstanding Options. Whether or not the Program has terminated, an outstanding Option may be terminated or amended under
Section 7(d) or may be amended by agreement of the Company and the Optionee on terms consistent with the Program.

                  7.       GENERAL PROVISIONS.

                  (a) Prohibitions Against Transfer. Only an Optionee or his or her authorized representative may exercise rights under an Option. Such persons may not transfer those rights, except as to non-qualified option upon the express written consent of the Company, which may be granted or denied in the Company's discretion. Except as otherwise expressly provided herein or in the Options, when an Optionee dies, the personal representative of the Options may exercise the rights. The Personal representative must furnish proof satisfactory to the Plan Administrator of his or her right to receive the Option under the Optionee's will or under the applicable laws of descent and distribution.

                  (b) Suitable Options. The Plan Administrator may grant an Option to an employee of another corporation who becomes eligible to receive the Option by reason of a

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corporate merger, consolidation, acquisition of stock or property, share exchange, reorganization or liquidation involving the Company in substitution for an Option previously granted by such corporation (the "Original Options"). The terms and conditions of the substitute Option may vary from the terms and conditions required by the Program and from those of the Original Options. The Plan Administrator shall prescribe the exact provisions of the substitute Options, preserving where possible the provisions of the Original Options.

                  (c) Subsidiaries. The term "subsidiary" means a corporation in which the Company owns directly or indirectly 50% or more of the voting power.

                  (d) Compliance with Law. The Program, the exercise of Options, and the obligations of the Company to issue shares of Common Stock upon exercise of Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Plan Administrator may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation.

                  (e) Ownership of Stock. An Optionee shall have no rights as a stockholder of the Company with respect to any Shares covered by an Option until the Shares are issued to the Optionee or his representative on the Company's books.

                  (f) No Right to Employment. The Program and the Options under it shall not confer upon any Optionee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of an Optionee at any time.

                  (g) Effective Date of the Program. The effective date of the Program is May 23, 1995.

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                  (h) Fair Market Value. For the purposes of the Program, the term Fair Market Value means, as of any date, the closing price of a share of Common Stock of the Company on such date. The closing price shall be (i) if the Common Stock is then listed or admitted for trading on any national securities exchange, or if not so listed or admitted for trading, is listed or admitted for trading on NASDAQ, the last sale price of the Common Stock, regular way, or the mean of the bid and asked prices thereof for any trading day on which no such sale occurred, in each case as officially reported on the principal securities exchange on which the Common Stock is listed or admitted for trading or on NASDAQ, as the case may be, or (ii) if not so listed or admitted for trading on a national securities exchange or NASDAQ, the mean between the closing high bid and low asked quotations for the Common Stock in the over-the-counter market as reported by NASDAQ, or any similar system for the automated dissemination of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company; provided, however, that if, by reason of extended or continuous trading hours on any exchange or in any market or for any other reason, the time, with respect to any trading day, of the close of trading for the purpose of determining the "last sale price" or the "closing" bid and asked prices is not objectively determinable, the time on such trading day used for the purpose of reporting any compilation of last sale prices or closing bid and asked prices in The Wall Street Journal shall be the time on such trading day as of which the "last sale price" or "closing" bid and asked prices are determined for purposes of this definition. If the Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported, and in the manner set forth in clause (ii) of the preceding sentence

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if bid and asked quotations are reported but actual transactions are not. If on the date in question, there is no exchange or over-the-counter market for the Common Stock, the "fair market value" of such Common Stock shall be determined by the Plan Administrator acting in good faith.

                  (i) Application of Funds. The proceeds received by the Company from the exercise of Options pursuant to the Program will be used for general corporate purposes.

                  (j) No Obligation to Exercise Option. The granting of an Option under the Program shall impose no obligation upon the Optionee to exercise such option.

                  (k) Severability. If any provision of the Program, or any term or condition of any Option granted or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Plan Administrator, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

                  (l) Option Agreement. Each grant under this Program shall be evidenced by an option agreement (i.e., an instrument of Option) setting forth the terms and conditions applicable to such Option. No Option shall be valid until an agreement is executed by the Company and the Optionee and, upon execution by each party and delivery of the agreement to the Company, such Option shall be effective as of the effective date set forth in the Agreement.

                  (m) Restricted Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such Option upon any securities exchange or under any

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law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered upon an exercise of any Option bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  (n) Program Controls. In the case of any conflict or inconsistency between the terms of this Program and the terms of any instrument of Option, the terms of this Program will control, unless the instrument of Option expressly provides that the terms of such instrument of Option will control.

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